Exhibit 16

PERRY-SMITH THE POWER OF CONFIDENCE	Perry-Smith LLP 400 Capitol Mall I Suite 1200 Sacramento, CA 95814 www.perry-smith.com 916.441.1000

June 1, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Nutracea's statements included under Item 4.01 of its Form 8-K filed on June 1, 2010 and we agree with such statements concerning our firm.

/s/ Perry-Smith LLP